DIME COMMUNITY BANCSHARES, INC.
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
	Know all by these presents, that the
undersigned hereby makes, constitutes and
apppoints, Patricia M. Schaubeck, Leslie Veluswamy,
Alexandra Weeks, Marc Levy, Jeffrey Cass, and Edward
A. Quint each acting individually,
as the undersigned's true and lawful attorney-in-
fact, with full power and authority as
hereinafter described on behalf of and in
the name, place and stead of the undersigned
to:
      (1)	prepare, execute, acknowledge,
deliver and file Forms ID, 3, 4, and 5
(including any amendments thereto) with
respect to the securities of Dime Community
Bancshares, Inc., a New York corporation
(the "Company"), with the United States
Securities and Exchange Commission, any
national securities exchanges and the
Company, as considered necessary or
advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the
rules and regulations promulgated
thereunder, as amended from time to time
(the "Exchange Act");
      (2)	seek or obtain, as the
undersigned's representative and on the
undersigned's behalf, information on
transactions in the Company's securities
from any third party, including brokers,
employee benefit plan administrators and
trustees, and the undersigned hereby
authorizes any such person to release any
such information to each of the
undersigned's attorneys-in-fact appointed by
this Power of Attorney and approves and
ratifies any such release of information;
and
      (3)	perform any and all other acts
which in the discretion of such attorney-in-
fact are necessary or desirable for and on
behalf of the undersigned in connection with
the foregoing.
      The undersigned acknowledges that:
      (1)	this Power of Attorney
authorizes, but does not require, each such
attorney-in-fact to act in their discretion
on information provided to such attorney-in-
fact without independent verification of
such information;
      (2)	any documents prepared and/or
executed by either such attorney-in-fact on
behalf of the undersigned pursuant to this
Power of Attorney will be in such form and
will contain such information and disclosure
as such attorney-in-fact, in his or her
discretion, deems necessary or desirable;
      (3)	neither the Company nor either
of such attorneys-in-fact assumes (i) any
liability for the undersigned's
responsibility to comply with the
requirement of the Exchange Act, (ii) any
liability of the undersigned for any failure
to comply with such requirements, or (iii)
any obligation or liability of the
undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and
      (4)	this Power of Attorney does not
relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants
each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
      This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 21st day of September, 2022.

/s/ Paul M. Aguggia
(Signature)

Paul M. Aguggia
(Print Name)